SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          ----------------------------


          Date of Report (Date of earliest event reported) May 11, 2001

                         Commission File Number 0-23155


                                 TRIMERIS, INC.
                           (Exact name of registrant)


                Delaware                               56-1808663
         (State of organization)         (I.R.S. Employer Identification Number)


         4727 University Drive, Suite 100, Durham, North Carolina 27707
             (Address of principal executive offices and zip code)

                                 (919) 419-6050
                         (Registrant's telephone Number)

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ITEM 5.  OTHER EVENTS

         Trimeris, Inc. (the "company") on May 11, 2001 announced results for the first quarter ended March 31, 2001.

         For the first quarter of 2001, the company reported a loss of $11.7 million, or $0.73 per share, compared with a loss of $16.5 million ($1.11 per share) in the comparable 2000 period. The results for 2000 include the cumulative effect of adopting SAB 101 of $4.2 million or $0.28 per share. Excluding non-cash compensation charges and the cumulative effect charge, the net loss for the first quarter of 2001 was $14.5 million or $0.91 per share, compared to $5.3 million or $0.35 per share for the first quarter of 2000.

         The increase in net loss is due to expenses incurred in the quarter for the Phase III clinical trials of the company's lead product candidate, T-20, initiated in the fourth quarter of 2000, as well as production of drug material for future clinical trials of T-20 and T-1249. These costs are net of reimbursements from Hoffman-La Roche Inc., the company's collaborative partner. Cash and cash equivalents and short-term investments totaled $75.7 million at March 31, 2001.

         Except for any historical information presented herein, matters presented in this Current Report on Form 8-K are forward-looking statements that involve risks and uncertainties. The results of Trimeris' previous clinical trials are not necessarily indicative of future clinical trials, and future results could differ materially from the results presented herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the "Risk Factors" section included in Trimeris' Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001.

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TRIMERIS, INC.



                                         By:      /s/ Dani P. Bolognesi
                                            -----------------------------------
                                                Dani P. Bolognesi
                                                Chief Executive Officer and
                                                  Chief Scientific Officer



Dated: May 11, 2001